SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):       July 23, 2001

                             BERENS INDUSTRIES, INC.
              (Exact name of registrant as specified in its charter)

          NEVADA                     0-22711                87-05065948

(State or other jurisdiction    (Commission File           (IRS Employer
 or incorporation)                        Number)           Identification No.)

                        701 North Post Oak Rd., Suite 630
                              Houston, Texas 77024
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code     713-682-7400

Items 1. & 2.     Change in Control of Registrant and Acquisition or Disposition
Of  Assets

     On July 23, 2001, we entered into a Stock Exchange Agreement with the shareholders of Solis Communications, Inc. Pursuant to the Stock Exchange Agreement, we acquired all of the issued and outstanding shares of Solis Communication, which became our wholly-owned subsidiary. In exchange, we issued an aggregate of 600 shares of our new Series A Convertible Non-Redeemable Preferred Stock to the three shareholders of Solis, who are Robert Davis, Jeff Olexa and Manfred Sternberg.

     The Series A Preferred Stock is immediately convertible into our common stock. The Series A Preferred Stock has full voting power for the equivalent number of shares of common stock into which it is convertible. On a fully converted basis, the former shareholders of Solis beneficially own an aggregate of approximately 140,000,000 shares of our common stock, or approximately 88% of our common stock. Each of the three former shareholders of Solis directly own
200 shares of our Series A Preferred Stock at this time. We do not presently have enough authorized shares of common stock to convert all of the Series A Preferred Stock. Therefore, we intend to either have a shareholder meeting to reverse split our common stock on a one for five basis (1:5 reverse split) or to file with the Securities and Exchange Commission and deliver to our shareholders the appropriate Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934. In additon, in connection with such a shareholder meeting or shareholder consent, we anticipate the selection of a total of four directors (including our two present directors, Jeffrey Hansen and Robert Davis), the changing of our name to Crescent Communications, Inc., and retaining and ratifying the selection of Ham, Langston & Brezina as our independent auditors for the year ending December 31, 2001.

     Our Board of Directors appointed Robert Davis as a new Director, and Marc Ivan Berens resigned as a Director as a condition of the Stock Exchange
Agreement.  Our  Board  presently  consists  of Jeffrey Hansen and Robert Davis.

     At the time of the Stock Exchange Agreement, we entered into a Stock Redemption Agreement with Yolana Partnership, Ltd. ("Yolana"), one of our significant shareholders, whereby Yolana has returned to us for cancellation 7,000,000 shares of our common stock. In addition, Yolana signed a one-year lock-up letter on another 7,000,000 of our shares that it owns.

     We also entered into an Escrow Agreement with Yolana whereby Yolana has escrowed 2,000,000 of our shares that it owns. Pursuant to the terms of the Escrow Agreement, if we receive an aggregate of $150,000 from certain types of financings by January 10, 2002, then the escrowed shares will be returned to Yolana. If we do not receive $150,000 then Yolana may contribute the difference to us and receive the escrowed shares. If we do not receive the $150,000 or Yolana does not contribute the difference by the end of the escrow period then we will take possession of the escrowed shares for cancellation.

     We also entered into an Option and Distribution Agreement with the former shareholders of Solis and Yolana which provides that we may, in the future, under certain circumstances, including raising an additional $600,000, undertake the spin off of our Artmovement.com, Inc. subsidiary. If we do undertake a spin off of Artmovement.com the former shareholders of Solis have agreed, assuming that Yolana pays for the costs related to the spin off, including any costs of registration, to sell the shares which they would receive from the spin off to Yolana.

Solis Communication, Inc. is a Texas Corporation that is in the co-location hosting and connectivity systems business. Solis was originally founded by Robert Davis to capitalize on the telecommunications' industry economic downturn by providing affordable co-location facilities to Internet Service Providers.

Item  5.       Other

     Biographies  of  our  present  Directors  and  Executive  Officers.
     -------------------------------------------------------------------

     Robert Davis, age 43, has been a Director since July 2001. Mr. Davis received a BBA in Finance from Texas A&M University in 1980. Mr. Davis is also involved in the energy industry having founded several successful companies, including Upland Energy, Inc. in 1985, MPH Production Co. in 1988, and. Laguna Rig Service, Inc. in 1999. Mr. Davis has been the President of Upland Energy, Inc. since its incorporation and has primarily been involved in the oil and gas business since that time.

     Our Board has appointed Manfred Sternberg as our Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. Mr. Sternberg, age 40, is a graduate of Tulane University and Louisiana State University School of Law. Mr. Sternberg is licensed to practice law in Texas and Louisiana and is Board Certified in Consumer Law by the Texas Board of Legal Specialization. He has been engaged in the general practice of law since 1987. He has been primarily engaged in civil litigation and providing general counsel to several small companies in the Houston area. He has worked for his own law firm for the last ten years. Mr. Sternberg was the Chief Executive Officer of Crescent Services Corp. in January 2001, when an involuntary bankruptcy proceeding under Chapter 7 of the Bankruptcy Code was commenced against Crescent Services Corp. in a case styled In re:
     Crescent Services, Inc., Number 01-30189-H4-11, U.S. Bankruptcy Court, Southern District of Texas. Shortly thereafter, this was converted into a Chapter 11 debtor-in-possession proceeding. Manfred Sternberg was the Chief Executive Officer, Director and sole shareholder of Crescent. In July 2001, we purchased certain assets of Crescent for the cash sum of $150,000. Crescent remains in bankruptcy at this time.

     Our Board also has appointed Jeff Olexa as our President. Mr. Olexa, age 41, has 17 years experience in technical and consultative selling in the telecommunications and internet industries. Prior to the purchase by Berens of the Crescent Services Corp. operating company, Mr. Olexa had been employed by Crescent Services Corp since March 1999 in varying capacities, and most recently as President. Between 1990 and 1999, he was employed by National Business Group, a nation-wide integration company where he served as Regional Director over the South Central Region. From 1986 to 1989 he worked for CXR Telecom. Prior to his private sector experience, Mr. Olexa was in the armed forces where he maintained an Air Force telecommunication facility. This facility utilized wireless communications, including line-of-site microwave communications and other broadband technologies between Greece, Turkey and Italy.

Item  7.       Financial  Statements  and  Exhibits

(a) The Financial Statements and the pro forma financial information required to be filed under this item will be filed no later than October 8, 2001.

(b)       Exhibits:

          4.1     Series  A  Preferred  Stock  Designation  Certificate

          10.1     Stock  Exchange  Agreement

          10.2     Stock  Redemption  Agreement

          10.3     Escrow  Agreement

          10.4     Option  and  Distribution  Agreement

          10.5     Lock-Up  Letter

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            BERENS  INDUSTRIES,  INC.



                            By:
                                  ----------------------------------------------
                            /s/ Manfred Sternberg, Chief Executive Officer and Chief Financial Officer
                                  Manfred Sternberg, Chief Executive Officer and Chief Financial Officer



Dated:  July 23, 2001